UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2016 (July 13, 2016)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia	001-35573	98-1026700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	Lot 22 Mason Road
Stamford, Connecticut 06901	Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On July 14, 2016, Tronox Limited (the “Company”) announced that it has mutually agreed with Ms. Katherine Harper, Senior Vice President and Chief Financial Officer, that she will be leaving the Company to pursue other career opportunities.  Ms. Harper’s departure will become effective as of September 30, 2016. Until such time, Ms. Harper will continue serving as the Company's Chief Financial Officer while the Company's external search for a new Chief Financial Officer is in process. In the event a new Chief Financial Officer is hired prior to her departure date, Ms. Harper has agreed to assist with the transition of her responsibilities.

Ms. Harper's departure is not the result of any disagreement regarding the Company's operations, financial reporting or accounting policies, procedures, estimates or judgments. The Company thanked Ms. Harper for her many contributions and for her willingness to continue to assist the Company to ensure a smooth transition.

(e) In connection with Ms. Harper’s departure from the Company, the Company and Ms. Harper executed a separation agreement (the “Separation Agreement”) pursuant to which Ms. Harper will receive a cash payment equal to one times the sum of her annual base salary and annual target bonus, plus the pro rata portion of her 2016 annual bonus (approximately $1.1 million). In addition, Ms. Harper will receive accelerated vesting of 144,692 shares of time-based restricted stock and 8,965 stock options, as well as 142,284 shares of unvested performance-based restricted stock which shall remain outstanding and be eligible to vest on the third anniversary of their respective grant dates based upon the Company’s actual performance in accordance with the respective grant award agreements.

The foregoing description of the Separation  Agreement is not complete and is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

(e) On July 13, 2016, Tronox LLC, a wholly-owned subsidiary of the Company, and Jean-Francois Turgeon, the Company’s Executive Vice President and President, Tronox Titanium Dioxide, entered into an employment agreement extension (the “Employment Agreement Extension”) pursuant to which Mr. Turgeon and Tronox LLC mutually agreed to extend the term of Mr. Turgeon’s current employment agreement, dated as of July 25, 2013 (the “Agreement”) indefinitely. All other terms and conditions set forth in the Agreement shall continue and remain the same.

The foregoing description of the Employment Agreement Extension is not complete and is qualified in its entirety by reference to the text of the Employment Agreement Extension, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation Agreement, General Release and Waiver of Claims entered into as of July 14, 2016 by and between Tronox Limited and Katherine C. Harper

10.2	Employment Agreement Extension entered into as of July 13, 2016 by and between Tronox LLC and Jean-Francois Turgeon

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX LIMITED

	By:	/s/ Richard L. Muglia
Date: July 15, 2016	Name: Richard L. Muglia
Title: Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement, General Release and Waiver of Claims entered into as of July 14, 2016 by and between Tronox Limited and Katherine C. Harper

10.2	Employment Agreement Extension entered into as of July 13, 2016 by and between Tronox LLC and Jean-Francois Turgeon